Exhibit 21
TRAVELPORT LIMITED SUBSIDIARIES
(as of March 2011)

Name	Jurisdiction of Incorporation
4Oceans Limited (in liquidation)	England and Wales
Bastion Surety Limited	England and Wales
Castlenau Limited	Ireland
Castlenau Nominees Limited	Ireland
Cendant Hellas EPE	Greece
Coelis S.A.S.	France
Columbus Technology Developments Limited	Jersey
Covia Canada Partnership Corp	Canada
Donvand Limited	England and Wales
Ebookers (India) Private Limited (in liquidation)	India
Galileo Afrique Centrale Sarl	Cameroon
Galileo Asia, LLC	Delaware
Galileo Central West Africa (Senegal) SARL	Senegal
Galileo Central West Africa (Ivory Coast) SARL	Ivory Coast
Galileo Deutschland GmbH	Germany
Galileo España S.A.	Spain
Galileo France S.a.r.l.	France
Galileo International BV	Netherlands
Galileo International Technology, LLC	Delaware
Galileo Latin America, L.L.C.	Delaware
Galileo Malaysia Limited	Delaware
Galileo Malaysia LLC	Hong Kong
Galileo Nederland II BV	Netherlands
Galileo Nordiska Aktiebolag	Sweden
Galileo Portugal Limited	England and Wales
Galileo Technologies, LLC	Delaware
Gate Pacific Limited	Mauritius
GI Worldwide Holdings C.V.	Netherlands
GIW Holdings C.V.	Netherlands
GTA Americas LLC	Delaware
GTA Holdco Limited	England and Wales
GTA Reisen GmbH	Germany
GTA (Hong Kong) Limited	Hong Kong
GTA (Hong Kong) Online Sales Limited	Hong Kong
GTA Australasia Pty Limited	Australia
GTA Gullivers Travel Associates GmbH	Austria
GTA North America, Inc.	Delaware
GtaTravel.com Ltd.	England and Wales
Gullivers Associates (Singapore) Pte Ltd.	Singapore
Gullivers (Beijing) Commercial Consulting Services Limited	China
Gullivers Jersey 1 Limited	Jersey Channel Islands
Gullivers Jersey 2 Limited	Jersey Channel Islands
Gullivers Jersey 3 Limited	Jersey Channel Islands
Gullivers Luxembourg S.a.r.l.	Luxembourg

Name	Jurisdiction of Incorporation
Gullivers Services Limited	England and Wales
Gullivers Travel Agency Co. Ltd.	Japan
Gullivers Travel Agency Company Limited — England branch of Gullivers Travel Agency Co. Ltd.	England and Wales
Gullivers Travel Associates Limited	England and Wales
Gullivers Travel Associates SA	Spain
Gullivers Travel Associates (China) Ltd.	China
Gullivers Travel Associates (France) S.A.S.	France
Gullivers Travel Associates (Hong Kong) Limited	Hong Kong
Gullivers Travel Associates (Investments) Ltd.	UK
Gullivers Travel Associates (Middle East) F.Z.L.L.C.	United Arab Emirates
Gullivers Travel Associates (New Zealand) Limited	New Zealand
Gullivers Travel Associates (Taiwan) Limited	China
Gullivers Travel Associates (Thailand) Ltd.	Thailand
Gullivers Travel Associates (Korea) Limited	Korea
Jogwin Warenhandelsgesellschaft Ogellshaft MbH	Austria
Martillo Limited	Ireland
Massaader Unlimited	Isle of Man
Needahotel.com	Ireland
Octopus Travel (Middle East) F.Z. L.L.C.	United Arab Emirates
Octopus Travel Ltd.	Thailand
Octopus Travel (Espana), S.A.	Spain
Octopustravel.com Ltd.	England and Wales
Octopustravel Group Limited	England and Wales
Octopustravel Italia S.r.l.	Italy
Octopustravel Japan K.K.	Japan
Octopustravel.com (Australia) Pty Ltd.	New South Wales, Australia
Octopustravel.com (Hong Kong) Ltd.	Hong Kong
Octopustravel.com (Israel) Ltd.	Israel
Octopustravel.com (USA) Limited	Delaware
OWW2, LLC	Delaware
PT GTA Indonesia	Indonesia
Quantitude United Kingdom Limited	England and Wales
RBA Software Limited	England and Wales
Sia Galileo Baltija	Latvia
Sprice Pte Ltd	Singapore
Southern Cross Distribution Services (NZ) Limited	New Zealand
Southern Cross Distribution Systems Pty Limited	New South Wales, Australia
STE Gullivers Travel Agency (branch office France)	France
TDS Investor (Luxembourg) S.a.r.l.	Luxembourg
The Galileo Company	England and Wales
Timas Limited	Ireland
Travel Industries, Inc.	Delaware
Travelport Andina SAS	Colombia
Travelport Argentina S.R.L.	Argentina
Travelport Bahrain W.L.L.	Bahrain
Travelport Belgium N.V.	Belgium
Travelport (Bermuda) Ltd.	Bermuda
Travelport Brasil Soluções em Viagens Ltda.	Brazil
Travelport Canada Distribution Systems, Inc.	Ontario, Canada
Travelport (Cayman) Ltd.	Cayman Islands
Travelport Chile Limitada	Chile
Travelport Cyprus Limited	Cyprus
Travelport Denmark	Denmark
Travelport Global Distribution System B.V.	Netherlands
Travelport Gulf LLC	Oman
Travelport Holdings, Inc.	Delaware
Travelport Holdings, LLC	Delaware
Travelport Hungary Kft	Hungary
Travelport Inc.	Delaware
Travelport International Limited	England and Wales

Name	Jurisdiction of Incorporation
Travelport International Services, Inc.	Delaware
Travelport Investments Limited	England and Wales
Travelport Investor (Luxembourg) Partnership S.E.C.S.	Luxembourg
Travelport Investor (Luxembourg) Partnership S.E.C.S. Schaffhausen Branch	Switzerland
Travelport Investor (Luxembourg) S.a.r.l.	Luxembourg
Travelport Italia S.r.l.	Italy
Travelport (Luxembourg) S.a.r.l.	Luxembourg
Travelport LLC	Delaware
Travelport, LP	Delaware
Travelport Mexico S.A. de C.V.	Mexico
Travelport Operations, Inc.	Delaware
Travelport Peru S.R.L.	Peru
Travelport Poland Sp z.o.o.	Poland
Travelport Romania Services S.R.L.	Romania
Travelport Saudi Arabia LLC	Saudi Arabia
Travelport Services Limited	England and Wales
Travelport Southern Africa (Proprietary) Limited	Southern Africa
Travelport Sweden AB	Sweden
Travelport Switzerland AG	Switzerland
Travelport Taiwan Co., Limited	Taiwan
Travelport Travel Germany GmbH & Co KG	Germany
Travelport Travel Germany Verwaltungs GmbH	Germany
Travelport United Kingdom Limited	United Kingdom
Travelport Venezuela C.V.	Venezuela
Travel Service Fees Pty Ltd.	Australia
Travelwire AS	Norway
Travelwire Aps	Denmark
Waltonville Limited	Gibraltar
Worldspan Technologies Inc.	Delaware
WS Financing Corp	Delaware
Worldspan Hungary Kft.	Hungary
Worldspan Dutch Holdings B.V.	The Netherlands
Worldspan Greece Global Travel Information Services	Greece
Worldspan LLC	Delaware
Worldspan Services Singapore Pte. Ltd.	Singapore
Worldspan S.A. Holdings II, LLC	Georgia
Worldspan iJet Holdings LLC	Delaware
Worldspan Open Table Holdings LLC, Inc.	Georgia
Worldspan XOL LLC	Georgia
Worldspan Viator Holdings, LLC	Delaware
Worldspan BBN Holdings, LLC	California
Worldspan South American Holdings LLC	Georgia
Worldspan Services Costa Rica, SRL	Costa Rica
Worldspan Services Chile Limitada	Chile
Worldspan Digital Holdings, LLC	Delaware
Worldspan Services Hong Kong Limited	Hong Kong
Worldspan StoreMaker Holdings, LLC	Delaware